SCIOS INC.
                                AND SUBSIDIARIES
                        Computation of Net Loss Per Share

            (Calculated in accordance with the guidelines of Item 601
                               of Regulation S-K.
                         The effect of stock options on
                        loss per share is anti-dilutive)



                                                                 Three months ended
                                                                      June 30,
                                                            1996                    1995
                                                      -----------------       -----------------
                                                                    (Unaudited)

PRIMARY:
Average common shares outstanding                           35,834,351              35,691,268
Net effect of dilutive stock options -
    based on treasury stock method                                   0                       0
                                                      -----------------       -----------------
Average common and common equivalent
    shares outstanding                                      35,834,351              35,691,268
                                                      -----------------       -----------------


Net loss                                                   ($7,616,000)            ($6,598,000)
                                                      -----------------       -----------------


Net loss per share                                              ($0.21)                 ($0.18)
                                                      -----------------       -----------------

FULLY DILUTED:
Average common shares outstanding                           35,834,351              35,691,268
Net effect of dilutive stock options -
    based on treasury stock method                                   0                       0
                                                      -----------------       -----------------
Average common and common equivalent -
    shares outstanding                                      35,834,351              35,691,268
                                                      -----------------       -----------------


Net loss                                                   ($7,616,000)            ($6,598,000)
                                                      -----------------       -----------------


Net loss per share                                              ($0.21)                 ($0.18)
                                                      -----------------       -----------------


                 See notes to consolidated financial statements.

                                  Exhibit 11.1